Exhibit 5.1

Proskauer Rose LLP Eleven Times Square New York, NY 10036-8299

December 6, 2018

Comtech Telecommunications Corp.
68 South Service Road, Suite 230
Melville, New York 11747

Re:        Comtech Telecommunications Corp. Registration Statement on Form S-8

Ladies and Gentlemen:

We are acting as counsel to Comtech Telecommunications Corp., a Delaware corporation (the “Company”), in connection with the registration statement on Form S-8 (the “Registration Statement”) being filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), for the purpose of registering (i) an additional 375,000 shares (the “ESPP Shares”) of common stock, par value $0.10 per share of the Company (the “Common Stock”), issuable under the Second Amended and Restated Comtech Telecommunications Corp. 2001 Employee Stock Purchase Plan (the “ESPP”), and (ii) an additional 900,000 shares (the “SIP Shares”) of Common Stock issuable under the Comtech Telecommunications Corp. 2000 Stock Incentive Plan (the “SIP”).

We have examined and relied upon originals or copies, certified or otherwise authenticated to our satisfaction, of all such corporate records, documents, agreements and instruments relating to the Company, and certificates of public officials and of representatives of the Company, and have made such investigations of law, and have discussed with representatives of the Company and such other persons such questions of fact, as we have deemed proper or necessary as a basis for rendering this opinion.

Based upon and subject to the foregoing, we are of the opinion that the ESPP Shares will be, when issued and paid for in accordance with the provisions of the ESPP, validly issued, fully paid and non-assessable.

Based upon and subject to the foregoing, we are of the opinion that the SIP Shares will be, when issued and paid for in accordance with the provisions of the SIP and, if applicable, the awards granted thereunder, validly issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement. In giving the foregoing consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Proskauer Rose LLP